                                                                    EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 333-119853 on Form S-8 of our report relating to the financial statements of Celebrate Express, Inc. dated July 14, 2004 (October 15, 2004, as to the effects of the reverse stock split described in Note 2), appearing in the Annual Report on Form 10-K of Celebrate Express, Inc. for the year ended May 31, 2006.

/S/ DELOITTE & TOUCHE LLP

Seattle, Washington
August 25, 2006